UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2010

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the GTC Biotherapeutics, Inc. Amended and Restated 2002 Equity Incentive Plan

At our annual meeting of shareholders held on May 26, 2010, our shareholders approved an amendment to our Amended and Restated 2002 Equity Incentive Plan (the “2002 Plan”). The amendment to increased the aggregate number of shares of our common stock immediately available for issuance under the 2002 Plan by 2,500,000 shares to an aggregate of 3,550,000 shares, subject to adjustment for stock-splits and similar changes. The amendment to the 2002 Plan also eliminated the provision for automatic annual increases in the number of shares available for issuance under the 2002 Plan. The amendment to the 2002 Plan was previously adopted by our Board of Directors, subject to shareholder approval, and became effective upon the receipt of shareholder approval on May 26, 2010.

Our shareholders also approved the 2002 Plan, as amended to date, for purposes of Section 162(m) of the Internal Revenue Code.

The foregoing description of the amendment to the 2002 Plan is subject to, and qualified in its entirety by reference to, the full text of the 2002 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Director Departure

On May 25, 2010 we received a letter of resignation from Pamela W. McNamara informing us that she is resigning as a member of our Board of Directors, effective as of July 31, 2010, and that she is prepared to make the transition sooner if the Board of Directors selects a new director to fill her position before then.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2010, we held our 2010 Annual Meeting of Shareholders. Four proposals were before the meeting: (1) the election of each of James A. Geraghty, Michael J. Landine, and Jean-François Prost as directors to serve in the class of directors whose terms expire at our 2013 Annual Meeting of Shareholders; (2) the approval of an amendment to the Amended and Restated 2002 Equity Incentive Plan to increase the number of shares available for awards under the 2002 Plan from 1,050,000 to 3,550,000 and to eliminate the provision for automatic annual increases in the number of shares available for issuance under the 2002 Plan; (3) the approval of the 2002 Plan, as amended to date by our Board of Directors, for purposes of Section 162(m) of the Internal Revenue Code; and (4) the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year.

Only shareholders of record as of the close of business on April 9, 2010 were entitled to vote at the 2010 Annual Meeting. As of April 9, 2010, there were (i) 30,428,471 shares of our common stock outstanding and entitled to one vote per share at the 2010 Annual Meeting, and (ii) 115 shares of our Series D Preferred Stock outstanding and entitled to one hundred votes per share at the 2010 Annual Meeting. At the 2010 Annual Meeting, 28,267,295 shares of common stock and all 115 shares of Series D Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

At the 2010 Annual Meeting, each of the proposals was approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

(1) Election of the Following Directors to Serve in the Class of Directors Whose Terms Expire at the 2013 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes

James A. Geraghty	23,533,201	304,298	4,441,297

Michael J. Landine	23,632,282	205,217	4,441,297

Jean-François Prost	23,514,871	322,628	4,441,297

(2) Approval of the Amendment to the Amended and Restated 2002 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes

23,470,909	318,969	47,621	4,441,297

(3) Approval of the 2002 Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code:

For	Against	Abstain	Broker Non-Votes

23,487,390	300,801	49,308	4,441,297

(4) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2010 Fiscal Year:

For	Against	Abstain	Broker Non-Votes

28,043,884	175,910	59,001	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1    GTC Biotherapeutics, Inc. Amended and Restated 2002 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated:	May 27, 2010	By:	/S/ JOHN B. GREEN
John B. Green
Treasurer, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	GTC Biotherapeutics, Inc. Amended and Restated 2002 Equity Incentive Plan, as amended.